EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made and entered into this 11th day of August, 1995, by and between LUCKY THREE MINING CO, a Washington corporation with corporate offices located at Suite 900 West 717 Sprague, Washington Trust
Bank Building, Spokane, WA 99204 ("LUCKY THREE"), and PELLET AMERICA CORPORATION, a Nevada corporation with corporate offices located at Suite 900 West 717 Sprague, Washington Trust Bank Building, Spokane, WA 99204 ("PELLET AMERICAL" or the "surviving Corporation")

                                    RECITALS

A) PELLET AMERICA is a corporation organized under the laws of the State of Nevada and has authorized capital stock outstanding of 50,000,000 shares of common stock with a par value of $0.001 per share of which 1,000 shares are issued and outstanding, and held by LUCKY THREE

B) Pellet America was organized for the purpose of moving the State of Domicile of the Surviving Corporation to Nevada, and is a wholly owned subsidiary of LUCKY THREE. The merger qualifies for short form merger status transactions pursuant to Section 368 of the Internal Revenue Code.

B) The Board of Directors of LUCKY THREE and PELLET AMERICA, responsively, advisable LUCKY THREE to merge with and into PELLET AMERICA.

NOW, THEREFORE, a consideration of the mutual covenants and agreements contained herein, LUCKY THREE and PELLET AMERICA, hereby agree to the following Agreement and Plan of Merger.

1. Name of Corporations LUCKY THREE will merge with PELLET AMERICA, PELLET AMERICA will be the Surviving Corporation.

2. Terms and Conditions of Merger The effective date of merger shall be August 15, 1995 or the date, which the Articles of Merger are filed with the Secretary of State of Nevada and Washington, occurs after August 15, 1995. Upon the effective date of the merger the separate corporate existence of LUCKY THREE shall cease. Other property owned by LUCKY THREE or PELLET AMERICA shall be vested as PELLET AMERICA without reversion or impairment, and the Surviving Corporation shall have all of LUCKY THREE, and PELLET AMERICA.

3. Governing Law The laws of the State of Nevada shall govern the Surviving Corporation.

4.     Name  The  name  of  the  Surviving  Corporation  shall be PELLET AMERICA
CORPORATION.


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5.     Registered  Office  The address of the registered office of the Surviving
Corporation shall be 400 West King Street, Suite 404 Coven City, Nevada 89703, and the name of the registered agent at the registered office is Capital Document Services, Inc.

6. Accounting The assets and liabilities of PELLET AMERICA< and LUCKY THREE (collectively the "Constituent Corporation") as of the effective date of the merger shall be taken up on the books of the Surviving Corporation t the amount at which they are craned at the respective books of the Constituent Corporations.

7. Articles of Incorporation The Articles of Incorporation of PELLET AMERICA as presently formulated shall the Articles of Incorporation of the Surviving Corporation.

8. Bylaws. The Bylaws of PELLET AMERICA as of the effective date of the merger shall be the Bylaws of the Surviving Corporation until the same shall be aimed or amended in accordance with the provisions thereof.

9. Directors. The Directors of PELLET AMERICA as of the effective date of the merger shall be the directors of the Surviving Corporation until respective successors are duly elected and qualified.

10. Shares of LUCKY THREE PELLET AMERICA are currently a wholly owned subsidiary of LUCKY THREE and upon completion of the merger, the separate corporate existence of LUCKY THREE shall cease. Upon completion of the merger, the shareholders of LUCKY THREE will receive share of PELLET AMERICA on a one share issued in PELLET AMERICA for each twenty-five shares of LUCKY THREE stock held. The shares of PELLET AMERICA currently owned by LUCKY THREE will be cancelled upon completion of the merger so that the only shares of PELLET
AMERICA issued after the merger will be owned by the current shareholders of LUCKY THREE.

11. Approval. This action is being undertaken pursuant to the laws of the States of Nevada and Washington upon the current and approval of the Board of Directors of each of the Constituent Corporation. The shareholders of LUCKY THREE have also approved the transaction. The Board of Directors of LUCKY THREE has adopted this Agreement and Plan of Merger in completion with the requirements of Nevada and Washington law.

12. Counterparts This agreement and Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies shall be and constitute an original instrument.


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IN  WITNESS  WHEREOF,  this agreement and Plan of Merger has been adopted by the undersigned,  corporations  as  of  this  11th  day  of  August,  1995.



PELLET  AMERICA  CORPORATION

By: /s/ Terrence  J  Dunne
    ----------------------
Name:  Terrence  J  Dunne
Its  Secretary  /  Treasurer  and  Director

LUCKY  THREE,  INC.


By: /s/ Terrence  J  Dunne
    ----------------------
Name:  Terrence  J  Dunne
                     Its Secretary / Treasurer and Director


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